EXHIBIT 10.5

2003 NON-EMPLOYEE DIRECTORS EQUITY PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of _________ by and between KAYDON CORPORATION, a Delaware corporation (the “Company”), and (the “Optionee”).  The Company has granted to the Optionee an option to purchase certain shares of Stock, upon the terms and conditions set forth in this Option Agreement (the “Option”).

1.           Definitions and Construction.  Capitalized terms not defined herein shall have the meaning given to them in the Director Plan.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Annual Grant Date” means ________, 20__.

(b)           “Director Plan” means the Kaydon Corporation 2003 Non-Employee Directors Equity Plan, as approved by stockholders of the Company on May 9, 2003.

(c)           “Number of Option Shares” means  ___________________  (    ) shares of Stock, as adjusted from time to time pursuant to Section 14.

(d)            “Exercise Price” means $ _____________  per share of Stock, as adjusted from time to time pursuant to Section 14.

(e)           “Option Expiration Date” means the tenth, (10th) anniversary after the Annual Grant Date.

(f)            “Securities Act” means the Securities Act of 1933, as amended.

(g)           “Service” means the Optionee’s service as a director.

2.           Tax Status of the Option.  This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

3.           Administration.  All questions of interpretation concerning this Option Agreement shall be determined by the Committee of the Board.  All determinations by the Board shall be final and binding upon all persons having an interest in the Option.

4.           Exercise of the Option.

(a)           Except as otherwise provided herein, the Option shall become fully vested and  exercisable on and after the first anniversary of the Annual Grant Date and prior to the termination of the Option (as provided in Section 11) in an amount not to exceed the Number of Option Shares less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares.  Notwithstanding the foregoing, in the event that the adoption of the Plan or any amendment of the Plan is subject to the approval of the Company’s stockholders in order for the Plan or the grant of the Option to comply with the requirements of Rule 16b-3, the Option shall not be exercisable prior to such stockholder approval.

(b)           Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Vice President-Administration of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 11, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

5.           Payment of Consideration.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent or, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value not less than the aggregate Exercise Price, or (iii) by any combination of the foregoing.  Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

6.           Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon exercise thereof.  Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or the shares acquired upon exercise thereof.  The Company shall have no obligation to deliver shares of Stock until the Company’s tax withholding obligations have been satisfied.

7.           Certificate Registration.  The certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Option Agreement.  The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

8.           Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE OPTIONEE IS CAUTIONED THAT THE

OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

9.           Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

10.           Nontransferability of the Option.  The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Optionee, the Option, to the extent provided in Section 6 of the Director Plan, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

11.           Expiration of the Option.  The Option shall terminate and cease to be exercisable on the first to occur of the following events:

(a)           the date which is the tenth (10th) anniversary of the Annual Grant Date unless earlier terminated pursuant to clause (iii) below;

(b)           the expiration of one (1) month from the date of a person’s Termination of Service for any reason other than death, Disability or Retirement; or

(c)           the expiration of five (5) years from the date of a person’s death, whether before or after a Termination of Service.

12.           Option Exercisability.  Notwithstanding the foregoing, if the Optionee incurs a Termination of Service other than due to death, Disability or Retirement, any portion of the Option that is not exercisable at the date of such Termination of Service shall never become exercisable and shall be immediately forfeited.  If a Director incurs a Termination of Service due to Disability or Retirement, the Option shall continue to become exercisable in accordance with the Vested Percentage schedule, but the exercise thereof shall be subject to the provisions of Section 6, and, in addition, the Option shall be cancelled and forfeited if the Committee at any time thereafter determines that the former Director has engaged in any activity detrimental to the interests of the Company.  Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 6 is prevented by the provisions of Section 8, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the option expiration date set forth in Section 6.

13.           Change in Control.  In the event of a Change in Control, any unexercisable portion of the Option shall become immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control.  The exercise or vesting of any Option that results solely by reason of this Section 13, shall be conditioned upon the consummation of the Change in Control.  In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock.  Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

14.           Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 14 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option.

15.           Rights as a Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 14.

16.           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term “or” shall not be exclusive.

17.           Binding Effect.  Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

18.           Termination or Amendment.  The Board may terminate or amend the Plan or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

19.           Integrated Agreement.  This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

20.           Applicable Law.  This Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

KAYDON CORPORATION

By:

Its:

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

OPTIONEE

Dated:

Print Name: